UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 1, 2005 (May 25, 2005)

PROTALEX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-28385	91-2003490
(Commission File Number)	(IRS Employer Identification No.)

145 Union Square Drive, New Hope, PA	18938
(Address of Principal Executive Offices)	(Zip Code)

215-862-9720
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 25, 2005, Protalex, Inc. (the “Company”) entered into the following material definitive agreements:

(1)	Warrant and Common Stock Purchase Agreement dated May 25, 2005 (the “Purchase Agreement”) among the Company and the several purchasers listed on Exhibit A thereof (the “Purchasers”).

(2)	Registration Rights Agreement dated May 25, 2005 by and among the Purchasers.

Pursuant to the Purchase Agreement, the Company commenced a financing transaction in which the Company issued (x) 2,593,788 shares of common stock at $1.95 per share (the “Shares”) for an aggregate cash consideration of $5,057,885 and (y) warrants to purchase 786,788 shares of common stock at an exercise price of $2.25 per share (the “2005 Warrants”) for nominal consideration. The 2005 Warrants expire on May 25, 2010 and provide for a net issue exercise feature and antidilution protection for certain equity issued below the exercise price. Pursuant to the Purchase Agreement, the Company may sell an aggregate of $15,000,000 of Shares at $1.95 per share and corresponding 2005 Warrants through June 30, 2005.

Pursuant to the Registration Rights Agreement, the Company is also obligated to file a resale Registration Statement on Form SB-2 by July 22, 2005 which will register the Shares and the shares issuable upon exercise of the 2005 Warrants with the SEC. In addition, the Purchasers are entitled to certain demand and piggyback registration rights.

Included among the Purchasers was vSpring SBIC, L.P. (“vSpring”), which, as of February 21, 2005, was a beneficial holder of 55.5% of the Company’s common stock, and Steven H. Kane, the Company’s CEO, President and a Director.

On May 25, 2005, the Company also amended the following material definitive agreements:

(1) 2003 Common Stock Purchase Warrants dated September 18, 2003 (the “2003 Warrants”).

(2) Shareholder Agreement between the Company and various common stockholders dated September 18, 2003 (the “Shareholder Agreement”)

(3) Investor Rights Agreement between the Company and various common stockholders dated September 18, 2003 (the “Rights Agreement”).

The 2003 Warrants were amended to lower the exercise price from $2.40 to $2.25 per share. In addition, certain additional equity issuances were excluded from the 2003 Warrants' antidilution provisions.

The Shareholder Agreement was amended and restated to provide for several modifications, including the removal of Arthur Bankhurst and Donald Dean, from the stock transfer restrictive provisions and the addition of Marc Rose and Thomas Stagnaro thereto.

The Rights Agreement was amended to, among several modifications, exclude certain additional equity issuances from the Rights Agreement’s right of first refusal provisions.

Item 3.02 Unregistered Sales of Equity Securities

 Pursuant to the Purchase Agreement, the Company commenced a financing transaction in which the Company issued (x) 2,593,788 shares of common stock at $1.95 per share (the “Shares”) for an aggregate cash consideration of $5,057,885 and (y) warrants to purchase 786,788 shares of common stock at an exercise price of $2.25 per share (the “2005 Warrants”) for nominal consideration. The 2005 Warrants expire on May 25, 2010 and provide for a net issue exercise feature and antidilution protection for certain equity issued below the exercise price. Pursuant to the Purchase Agreement, the Company may sell an aggregate of $15,000,000 of Shares at $1.95 per share and corresponding 2005 Warrants through June 30, 2005.

On May 25, 2005, the Company issued warrants (the "Comp Warrants") to purchase common stock in the amounts of 33,333 shares and 100,000 shares to the Jane Smith Turner Revocable Trust DTD 10/28/98 and Pacific Growth Equities, respectively, as consulting or finder’s fee compensation in connection with the financing transactions contemplated in the Purchase Agreement. The terms of the Comp Warrants are essentially identical to the 2005 Warrants.

The securities described above were issued to "accredited" investors only as such term is promulgated by the SEC. In reliance upon such investor suitability standards, the issuance of the securities described above were exempt from the registration requirements under the Securities Act of 1933 pursuant Section 4(2) thereof and in reliance upon Rule 506 of Regulation D promulgated by the SEC.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protalex, Inc. (Registrant)

Date: 6/1/05	By:	/s/ Marc L. Rose
By: Marc L. Rose Title: Vice President of Finance, Chief Financial Officer, Treasurer and Corporate Secretary